CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen Variable Trust:



We consent to the use of our report dated February 4, 2000 incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "Independent Auditors" in the Statement of Additional Information.

                                   /s/  KPMG LLP

Boston, Massachusetts
April 26, 2000